Exhibit 99.1

0	● ●
John R. Buran, President and CEO Commentary

Flushing Financial Corporation Reports 1Q23 GAAP EPS of $0.17 and Core EPS of $0.10;

Deposits Increase Sequentially and Year-Over-Year; Liquidity Remains Strong

Outlines Action Plan to Enhance Business Model Resilience and Drive Profitability in Current Environment

“The inverted yield curve and the rising rate environment led to first quarter results below our expectations. To better adapt to the changing environment, we are accelerating the following actions to enhance the resilience of our business model and strengthen performance: 1) move more towards being interest rate neutral in the shorter term; 2) increase our focus on risk adjusted returns and profitability; 3) emphasize our brand of customer service and deep relationships to continue to expand the client base and enhance loyalty; 4) further tighten expense controls; 5) review new and existing lending relationships to prepare for the next credit cycle; and 6) preserve our strong liquidity and capital. We continue to experience solid deposit growth, which reflects our deep client relationships and ties to our communities. Further, our strong liquidity is expected to allow us to continue our long track record of dividend payments. While the environment has clearly become more challenging, we are confident that our decisive actions we are taking now will result in improved profitability in the future and set the stage for consistent and significantly higher returns.”

- John R. Buran, President and CEO

UNIONDALE, N.Y., April 25, 2023 (GLOBE NEWSWIRE) - Strong Credit Quality Despite Loss on One Singular Relationship. Results for the quarter were impacted by our decision to fully charge off a $9.2 million business credit placed on non-accrual in 2Q22. This credit was a participation where the domestic borrower had a significant customer who shipped its product internationally and was impacted by world events. Existing credit protection became more questionable during the quarter which led to the decision to charge-off. Consistent with our long-standing history of conservative underwriting, the remainder of the credit portfolio continued to perform well as delinquencies improved 16 basis points and criticized and classified assets declined QoQ.

NIM Outlook; Solid Capital and Liquidity. While rising rates temporarily compress our net interest margin, the NIM should begin to rebound, on a lagged basis, after the Fed stops raising rates. To limit additional margin squeeze, we moved closer to interest rate neutral, achieving approximately 40% of our target for 2023 in the first quarter. Capital continues to be strong with a TCE[1] of 7.73%. Liquidity is solid with $3.7 billion of availability while uninsured and uncollateralized deposits are a low $1.1 billion or 16.2% of total deposits.

[1] See “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Margin to Core and Base Net Interest Income and Net Interest Margin.”
Key Financial Metrics[2]

	1Q23	4Q22	3Q22	2Q22	1Q22
GAAP:
EPS	$0.17	$0.34	$0.76	$0.81	$0.58
ROAA (%)	0.24	0.48	1.11	1.22	0.91
ROAE (%)	3.02	6.06	13.91	15.00	10.83
NIM FTE[3] (%)	2.27	2.70	3.07	3.35	3.36
Core:
EPS	$0.10	$0.57	$0.62	$0.70	$0.61
ROAA (%)	0.14	0.82	0.90	1.05	0.94
ROAE (%)	1.76	10.29	11.24	12.90	11.27
Core NIM FTE (%)	2.25	2.63	3.03	3.33	3.31
Credit Quality:
NPAs/Loans & OREO (%)	0.61	0.77	0.72	0.72	0.21
ACLs/Loans (%)	0.56	0.58	0.59	0.58	0.57
ACLs/NPLs (%)	182.89	124.89	142.29	141.06	266.12
NCOs/Avg Loans (%)	0.54	0.05	0.02	(0.03)	0.06
Balance Sheet:
Avg Loans ($B)	$6.9	$6.9	$6.9	$6.6	$6.6
Avg Dep ($B)	$6.8	$6.7	$6.3	$6.4	$6.4
Book Value/Share	$22.84	$22.97	$22.47	$22.38	$22.26
Tangible BV/Share	$22.18	$22.31	$21.81	$21.71	$21.61
TCE/TA (%)	7.73	7.82	7.62	7.82	8.05

1 Tangible Common Equity (“TCE”)/Total Assets (“TA”) 2 See “Reconciliation of GAAP Earnings and Core Earnings”, “Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue”, and “Reconciliation of GAAP Net Interest Margin to Core Net Interest Income and Net Interest Margin.” 3 Net Interest Margin (“NIM”) Fully Taxable Equivalent (“FTE”)

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54001

●
This strong level of coverage is expected to enable our borrowers to absorb the impact of higher operating costs and higher interest rates while still generating ample cash flows to cover required principle and interest payments
●
. Medical office and multi-tenant comprise 35% and 33% multi-tenant of the portfolio, respectively; Midtown Manhattan office exposure is 0.1% of net loans

1Q23 Highlights
●
Average total deposits increased 2.0% QoQ and 6.2% YoY to $6.8 billion, with core deposits comprising 75.3% of total average deposits; opened new Hauppauge branch during the quarter
●
Period end net loans declined slightly QoQ and increased 4.5% YoY; loan closings were $173.5 million down 22.9% QoQ and 47.3% YoY; the yield on closings increased 91 bps QoQ and 357 bps YoY to 7.01%
●
Loan pipeline decreased 59.9% YoY, but increased 5.5% QoQ to $266.1 million reflecting higher rates and greater client selectivity
●
Net interest margin FTE decreased 43 bps QoQ and 109 bps YoY to 2.27%; Core net interest margin FTE decreased 38 bps QoQ and 106 bps YoY to 2.25%; The decline in GAAP and Core NIM was primarily driven by our liability sensitive balance sheet resulting in liabilities repricing faster than assets; after a lag, the NIM is expected to expand when the Fed stops raising rates
●
Achieved 40% of our goal of moving towards interest rate neutral in 1Q23. These actions include adding $200 million hedge on investments, $50 million (net) of funding swaps, increasing floating rate securities, and extending funding
●
NPAs declined to $42.2 million from $53.4 million at 4Q22, but increased from $14.1 million at 1Q22
●
Provision for credit losses was $7.5 million in 1Q23 compared to $1.4 million in 1Q22; net charge-offs were $9.2 million in 1Q23 compared to $0.9 million in 1Q22
●
Tangible Common Equity to Tangible Assets was 7.73%, down from 7.82% at 4Q22; the change in accumulated other comprehensive loss, net of taxes negatively impacted this ratio by 2 bps in 1Q23; our swaps portfolio serves as a partial offset to the value of the AFS securities portfolio when rates change
●
Repurchased 159,516 shares at an average price of $19.14

Areas of Focus
Credit Quality
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Midtown Manhattan office exposure is 0.1% of net loans
●
The Company is a conservatively managed institution with a history of low and below industry levels of credit losses
●
Over 88% of the loan portfolio is collateralized by real estate with an average loan to value less than 37% and debt service coverage ratios for multifamily and commercial real estate, which together total 65% of the loan portfolio, of 1.9x; This strong level of coverage is expected to enable our borrowers to absorb the impact of higher operating costs and higher interest rates while still generating ample cash flows to cover required principal and interest payments

Interest Rate Risk
●
Historically the Company operated with a liability sensitive balance sheet resulting in liabilities repricing faster than assets when interest rates change
●
During 1Q23, the Company took significant actions to position the balance sheet towards a more interest rate risk neutral position
●
These actions, which include adding hedges, floating rate assets, and extending funding, resulted in achievement of 40% of our goal for 2023

Liquidity
●
Deposits increased nearly $250 million in the first quarter, and we see new opportunities for growth
●
The Company continues to have ample liquidity with $3.7 billion of undrawn lines and resources
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Uninsured and uncollateralized deposits were only 16.2% of total deposits at March 31, 2023
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Checking account openings were up 30% YoY in 1Q23

Customer Experience
●
Additional opportunities emerging as a result of a major competitor leaving the market
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Approximately 33% of our branches are in Asian markets
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Bensonhurst, our 27th branch, is expected to open in 2023 and will enhance our Asian branch presence
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Digital banking usage continues to increase with double digit growth in monthly mobile deposit active uses and digital banking enrollment in March 2023 versus a year ago

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54002

[1] See “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Margin to Core and Base Net Interest Income and Net Interest Margin.”
Income Statement Highlights

						YoY	QoQ
($000s, except EPS)	1Q23	4Q22	3Q22	2Q22	1Q22	Change	Change

Net Interest Income	$45,262	$54,201	$61,206	$64,730	$63,479	(28.7)%	(16.5)%
Provision (Benefit) for Credit Losses	7,508	(12)	2,145	1,590	1,358	452.9	NM
Noninterest Income (Loss)	6,908	(7,652)	8,995	7,353	1,313	NM	(190.3)
Noninterest Expense	37,703	33,742	35,634	35,522	38,794	(2.8)	11.7
Income Before Income Taxes	6,959	12,819	32,422	34,971	24,640	(71.8)	(45.7)
Provision for Income Taxes	1,801	2,570	8,980	9,936	6,421	(72.0)	(29.9)
Net Income	$5,158	$10,249	$23,442	$25,035	$18,219	(71.7)	(49.7)
Diluted EPS	$0.17	$0.34	$0.76	$0.81	$0.58	(70.7)	(50.0)
Avg. Diluted Shares (000s)	30,265	30,420	30,695	30,937	31,254	(3.2)	(0.5)

Core Net Income[1]	$3,003	$17,399	$18,953	$21,518	$18,969	(84.2)	(82.7)
Core EPS[1]	$0.10	$0.57	$0.62	$0.70	$0.61	(83.6)	(82.5)

1 See Reconciliation of GAAP Earnings and Core Earnings

Net interest income totaled $45.3 million in 1Q23 compared to $54.2 million in 4Q22, $61.2 million in 3Q22, $64.7 million in 2Q22, and $63.5 million in 1Q22.

●	Net interest margin, FTE (“NIM”) of 2.27% decreased 109 bps YoY and 43 bps QoQ
●	Prepayment penalty income from loans and securities, net reversals and recoveries of interest from nonaccrual loans, net gains and losses from fair value adjustments on qualifying hedges, and purchase accounting accretion totaled $1.1 million (6 bps to the NIM) in 1Q23 compared to $2.4 million (12 bps) in 4Q22, $2.2 million (11 bps) in 3Q22, $2.6 million (13 bps) in 2Q22, and $2.6 million (14 bps) in 1Q22
●	Excluding the items in the previous bullet, net interest margin was 2.21% in 1Q23, 2.58% in 4Q22, 2.96% in 3Q22, and 3.22% in both 2Q22 and 1Q22
●	In order to move more towards a neutral interest rate risk position, the following actions were taken:
o	Added $200 million of hedges against the investment portfolio converting securities yielding 1.90% into assets yielding 3.41%
o	Purchases $250.0 million of funding derivatives locking in funding at a weighted average cost of 3.72% with a duration approximately 3.2 years
o	Extended funding through FHLB advances totaling $71.7 million at 4.05%, with an average duration of 4.0 years
o	Purchased $66.7 million of floating (reprice within 90 days) rate securities with an initial weighted average yield of 6.45%
●	The totality of these actions equates to approximately 40% of the goal of moving towards interest rate neutral
●	Additionally, the balance sheet, as of March 31, 2023, consists of:
o	Approximately $1.6 billion of assets were floating or swapped into floating rate assets
o	Funding derivatives totaled $921.5 million with $621.5 million effective at 2.53% for 2.4 years and $300.0 million forward starting at 1.80% with a remaining term of 2.7 years; this strategy was started in 2018
o	The Company has $2.5 billion of protection in place against a rising rate environment through floating assets and derivative strategy

The Company recorded a provision for credit losses of $7.5 million in 1Q23 compared to a benefit for credit losses of $12 thousand in 4Q22, a provision for credit losses of $2.1 million in 3Q22, $1.6 million in 2Q22, and $1.4 million in 1Q22.

●	Net charge-offs (recoveries) were $9.2 million in 1Q23 (54 bps of average loans), $0.8 million in 4Q22 (5 bps of average loans), $0.3 million in 3Q22 (2 bps of average loans), $(0.5) million in 2Q22 ((3) bps of average loans), and $0.9 million in 1Q22 (6 bps of average loans)
●	1Q23 net charge-offs were primarily related to a commercial business relationship that was placed on nonaccrual in 2Q22

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54003

Noninterest income (loss) was $6.9 million in 1Q23, $(7.7) million in 4Q22, $9.0 million in 3Q22, $7.4 million in 2Q22, and $1.3 million in 1Q22.

●	Noninterest income included net gains (losses) from fair value adjustments of $2.6 million in 1Q23 ($0.06 per share, net of tax), $(0.6) million in 4Q22 ($(0.02) per share, net of tax), $5.6 million in 3Q22 ($0.13 per share, net of tax), $2.5 million in 2Q22 ($0.06 per share, net of tax), and $(1.8) million in 1Q22 ($(0.04) per share, net of tax)
●	Loss on the sale of securities was $10.9 million ($0.27 per share, net of tax) in 4Q22 as the Company sold $84.2 million of mortgage-based securities with an approximate yield of 1.17%; proceeds were primarily reinvested in 1Q23 into floating rate securities that have a yield that approximates 6.40%
●	Life insurance proceeds were $0.3 million ($0.01 per share) in 4Q22 and $1.5 million ($0.05 per share) in 2Q22
●	Absent all above items and other immaterial adjustments, core noninterest income was $4.3 million in 1Q23, up 37.4% YoY and 21.6% QoQ; investment product sales were a significant driver of the YOY and QoQ increase

Noninterest expense totaled $37.7 million in 1Q23 (a decrease of 2.8% YoY, but an increase of 11.7% QoQ) compared to $33.7 million in 4Q22, $35.6 million in 3Q22, $35.5 million in 2Q22, and $38.8 million in 1Q22.

●	Given the challenging rate environment, management continues to actively review all noninterest expenses
●	Salaries and employee benefits include $1.7 million and $1.4 million benefit from Employee Retention Tax Credit refunds in 1Q23 and 4Q22, respectively, and $2.8 million benefit from a lower discount rate for certain benefit plans in 4Q22
●	Other operating expenses include $0.6 million reduction in reserves for unfunded commitments in 3Q22
●	Seasonal compensation expense was $4.1 million and $4.3 million in 1Q23 and 1Q22, respectively
●	Excluding the effects of other immaterial adjustments, core operating expenses were $37.6 million in 1Q23, down 2.8% YoY but up 11.8% QoQ; excluding the Employee Retention Tax Credit refund and the benefit from the lower discount rate in 4Q22, 1Q23 and 4Q22 core noninterest expense would have been $39.3 million and $37.8 million, respectively
●	GAAP noninterest expense to average assets was 1.78% in 1Q23, 1.58% in 4Q22, 1.69% in 3Q22, 1.73% in 2Q22, and 1.93% in 1Q22

The provision for income taxes was $1.8 million in 1Q23 compared to $2.6 million in 4Q22, $9.0 million in 3Q22, $9.9 million in 2Q22, and $6.4 million in 1Q22.

●	The effective tax rate was 25.9% in 1Q23, 20.0% in 4Q22, 27.7% in 3Q22, 28.4% in 2Q22, and 26.1% in 1Q22
●	The 4Q22 effective tax rate declined due to preferential tax items having a larger impact due to lower levels of pre-tax income
●	The 2Q22 effective tax rate includes a loss of certain state and city tax deductions and a resolution of certain examinations by taxing authorities

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54004

Balance Sheet, Credit Quality, and Capital Highlights

						YoY		QoQ
	1Q23	4Q22	3Q22	2Q22	1Q22	Change		Change
Averages ($MM)
Loans	$6,871	$6,881	$6,861	$6,640	$6,579	4.4%		(0.1)%
Total Deposits	6,810	6,678	6,277	6,441	6,410	6.2		2.0

Credit Quality ($000s)
Nonperforming Loans	$21,176	$32,382	$29,003	$27,948	$14,066	50.5%		(34.6)%
Nonperforming Assets	42,157	53,363	49,984	48,929	14,066	199.7		(21.0)
Criticized and Classified Loans	58,130	68,093	61,684	57,145	59,548	(2.4)		(14.6)
Criticized and Classified Assets	79,111	89,073	82,665	78,125	80,527	(1.8)		(11.2)
Allowance for Credit Losses/Loans (%)	0.56	0.58	0.59	0.58	0.57	(1)	bp	(2) bps

Capital
Book Value/Share	$22.84	$22.97	$22.47	$22.38	$22.26	2.6%		(0.6)%
Tangible Book Value/Share	22.18	22.31	21.81	21.71	21.61	2.6		(0.6)
Tang. Common Equity/Tang. Assets (%)	7.73	7.82	7.62	7.82	8.05	(32)	bps	(9) bps
Leverage Ratio (%)	8.58	8.61	8.74	8.91	9.05	(47)		(3)

Average loans were $6.9 billion, an increase of 4.4% YoY and down 0.1% QoQ.

●	Maintain the credit strategy of loans secured by real estate with an emphasis on rent regulated multifamily
●	Period end net loans totaled $6.9 billion, up 4.5% YoY, but down 0.4% QoQ
●	Total loan closings were $173.5 million in 1Q23, $225.2 million in 4Q22, $463.7 million in 3Q22, $503.8 million in 2Q22, and $329.3 million in 1Q22; the loan pipeline was $266.1 million at March 31, 2023, down 59.9% YoY, but up 5.5% QoQ
●	The diversified loan portfolio is over 88% collateralized by real estate with an average loan-to-value ratio of <37%
●	Midtown Manhattan office exposure is 0.1% of net loans

Average total deposits were $6.8 billion, increasing 6.2% YoY and 2.0% QoQ.

●	Average core deposits (non-CD deposits) were 75.3% of total average deposits in 1Q23, compared to 86.1% a year ago
●	Average noninterest bearing deposits decreased 10.5% YoY in 1Q23 and 8.5% QoQ and comprised 13.2% of average total deposits in 1Q23 compared to 15.6% a year ago
●	Uninsured and uncollateralized deposits totaled $1.1 billion or 16.2% of total deposits; Bank liquidity remains strong with $3.7 billion of availability

Credit Quality: Nonperforming loans at the end of each quarter totaled $21.2 million at 1Q23, $32.4 million at 4Q22, $29.0 million at 3Q22, $27.9 million at 2Q22, and $14.1 million at 1Q22.

●	Criticized and classified loans were 84 bps of gross loans at 1Q23 compared to 98 bps at 4Q22, 89 bps at 3Q22, 85 bps at 2Q22, and 90 bps at 1Q22
●	Total delinquent loans improved 16 bps QoQ to 42 bps from 58 bps indicating further improvement in future credit quality
●	Allowance for credit losses were 182.9% of nonperforming loans at 1Q23 compared to 124.9% at 4Q22, and 266.1% at 1Q22

Capital: Book value per common share was $22.84 at 1Q23, up 2.6% YoY, but down 0.6% QoQ; tangible book value per common share, a non-GAAP measure, was $22.18 at 1Q23, up 2.6% YoY, but down 0.6% QoQ.

●	The Company paid a dividend of $0.22 per share; the Company has ample available liquidity to meet its obligations; Purchased 159,516 shares at an average price of $19.14 in 1Q23 with 434,946 shares remain subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit
●	Tangible common equity to tangible assets was 7.73% at 1Q23 compared to 7.82% at 4Q22 and 8.05% at 1Q22; the swaps portfolio serves as a partial offset to market value changes in the AFS securities portfolio
●	The Company and the Bank remain well capitalized under all applicable regulatory requirements

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54005

Conference Call Information And Second Quarter Earnings Release Date

Conference Call Information:

●	John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer and Treasurer, will host a conference call on Wednesday, April 26, 2023, at 9:30 AM (ET) to discuss the Company’s first quarter results and strategy.
●	Dial-in for Live Call: 1-877-509-5836; Canada 855-669-9657
●	Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=LTE5H6Xo
●	Dial-in for Replay: 1-877-344-7529; Canada 855-669-9658
●	Replay Access Code: 2825200
●	The conference call will be simultaneously webcast and archived

Second Quarter 2023 Earnings Release Date:

The Company plans to release Second Quarter 2023 financial results after the market close on July 25, 2023; followed by a conference call at 9:30 AM (ET) on July 26, 2023.

A detailed announcement will be issued prior to the second quarter’s close confirming the date and time of the earnings release.

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com. Flushing Financial Corporation’s earnings release and presentation slides will be available prior to the conference call at www.FlushingBank.com under Investor Relations.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

#FF

- Statistical Tables Follow -

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54006

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the three months ended
	March 31,		December 31,		September 30,		June 30,		March 31,
(Dollars in thousands, except per share data)	2023		2022		2022		2022		2022
Performance Ratios (1)
Return on average assets	0.24%		0.48%		1.11%		1.22%		0.91%
Return on average equity	3.02		6.06		13.91		15.00		10.83
Yield on average interest-earning assets (2)	4.61		4.44		4.10		3.85		3.77
Cost of average interest-bearing liabilities	2.80		2.11		1.25		0.60		0.50
Cost of funds	2.47		1.84		1.08		0.52		0.43
Net interest rate spread during period (2)	1.81		2.33		2.85		3.25		3.27
Net interest margin (2)	2.27		2.70		3.07		3.35		3.36
Noninterest expense to average assets	1.78		1.58		1.69		1.73		1.93
Efficiency ratio (3)	76.48		59.55		55.68		52.27		58.87
Average interest-earning assets to average interest-bearing liabilities	1.19	X	1.21	X	1.22	X	1.22	X	1.22	X

Average Balances
Total loans, net	$6,871,192		$6,881,245		$6,861,463		$6,640,331		$6,578,680
Total interest-earning assets	7,996,677		8,045,691		7,979,070		7,740,683		7,570,373
Total assets	8,468,311		8,518,019		8,442,657		8,211,763		8,049,470
Total deposits	6,810,485		6,678,383		6,276,613		6,440,904		6,410,063
Total interest-bearing liabilities	6,703,558		6,662,209		6,553,087		6,337,374		6,220,510
Stockholders’ equity	683,071		676,165		674,282		667,456		673,012

Per Share Data
Book value per common share (4)	$22.84		$22.97		$22.47		$22.38		$22.26
Tangible book value per common share (5)	$22.18		$22.31		$21.81		$21.71		$21.61

Stockholders’ Equity
Stockholders’ equity	$673,459		$677,157		$670,719		$670,812		$675,813
Tangible stockholders’ equity	653,932		657,504		650,936		650,894		656,085

Consolidated Regulatory Capital Ratios
Tier 1 capital	$737,138		$746,880		$749,526		$739,776		$731,536
Common equity Tier 1 capital	690,846		698,258		701,532		686,258		675,434
Total risk-based capital	965,384		975,709		979,021		903,047		892,861
Risk Weighted Assets	6,659,532		6,640,542		6,689,284		6,522,710		6,232,020

Tier 1 leverage capital (well capitalized = 5%)	8.58%		8.61%		8.74%		8.91%		9.05%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.37		10.52		10.49		10.52		10.84
Tier 1 risk-based capital (well capitalized = 8.0%)	11.07		11.25		11.20		11.34		11.74
Total risk-based capital (well capitalized = 10.0%)	14.50		14.69		14.64		13.84		14.33

Capital Ratios
Average equity to average assets	8.07%		7.94%		7.99%		8.13%		8.36%
Equity to total assets	7.94		8.04		7.84		8.04		8.27
Tangible common equity to tangible assets (6)	7.73		7.82		7.62		7.82		8.05

Asset Quality
Nonaccrual loans (7)	$21,176		$29,782		$27,003		$27,848		$14,066
Nonperforming loans	21,176		32,382		29,003		27,948		14,066
Nonperforming assets	42,157		53,363		49,984		48,929		14,066
Net charge-offs (recoveries)	9,234		811		290		(501)		935

Asset Quality Ratios
Nonperforming loans to gross loans	0.31%		0.47%		0.42%		0.41%		0.21%
Nonperforming assets to total assets	0.50		0.63		0.58		0.59		0.17
Allowance for credit losses to gross loans	0.56		0.58		0.59		0.58		0.57
Allowance for credit losses to nonperforming assets	91.87		75.79		82.56		80.57		266.12
Allowance for credit losses to nonperforming loans	182.89		124.89		142.29		141.06		266.12
Net charge-offs (recoveries) to average loans	0.54		0.05		0.02		(0.03)		0.06

Full-service customer facilities	26		25		25		25		24

(1) Ratios are presented on an annualized basis, where appropriate.

(2) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.

(3) Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

(4) Calculated by dividing stockholders’ equity by shares outstanding.

(5) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(6) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(7) Excludes performing nonaccrual TDR loans in periods prior to 1Q23.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54007

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2023	2022	2022	2022	2022
Interest and Dividend Income
Interest and fees on loans	$82,889	$81,033	$75,546	$69,192	$67,516
Interest and dividends on securities:
Interest	7,240	6,511	5,676	4,929	3,745
Dividends	29	24	17	11	8
Other interest income	1,959	1,702	506	159	51
Total interest and dividend income	92,117	89,270	81,745	74,291	71,320

Interest Expense
Deposits	39,056	27,226	11,965	4,686	3,408
Other interest expense	7,799	7,843	8,574	4,875	4,433
Total interest expense	46,855	35,069	20,539	9,561	7,841

Net Interest Income	45,262	54,201	61,206	64,730	63,479
Provision (benefit) for credit losses	7,508	(12)	2,145	1,590	1,358
Net Interest Income After Provision (Benefit) for Credit Losses	37,754	54,213	59,061	63,140	62,121

Noninterest Income (Loss)
Banking services fee income	1,411	1,231	1,351	1,166	1,374
Net loss on sale of securities	—	(10,948)	—	—	—
Net gain on sale of loans	54	46	—	73	—
Net gain on disposition of assets	—	104	—	—	—
Net gain (loss) from fair value adjustments	2,619	(622)	5,626	2,533	(1,809)
Federal Home Loan Bank of New York stock dividends	697	658	538	407	397
Life insurance proceeds	—	286	—	1,536	—
Bank owned life insurance	1,109	1,126	1,132	1,115	1,114
Other income	1,018	467	348	523	237
Total noninterest income (loss)	6,908	(7,652)	8,995	7,353	1,313

Noninterest Expense
Salaries and employee benefits	20,887	18,178	21,438	21,109	23,649
Occupancy and equipment	3,793	3,701	3,541	3,760	3,604
Professional services	2,483	2,130	2,570	2,285	2,222
FDIC deposit insurance	977	485	738	615	420
Data processing	1,435	1,421	1,367	1,383	1,424
Depreciation and amortization	1,510	1,535	1,488	1,447	1,460
Other real estate owned/foreclosure expense	165	35	143	32	84
Other operating expenses	6,453	6,257	4,349	4,891	5,931
Total noninterest expense	37,703	33,742	35,634	35,522	38,794

Income Before Provision for Income Taxes	6,959	12,819	32,422	34,971	24,640

Provision for Income Taxes	1,801	2,570	8,980	9,936	6,421

Net Income	$5,158	$10,249	$23,442	$25,035	$18,219

Basic earnings per common share	$0.17	$0.34	$0.76	$0.81	$0.58
Diluted earnings per common share	$0.17	$0.34	$0.76	$0.81	$0.58
Dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22

Basic average shares	30,265	30,420	30,695	30,937	31,254
Diluted average shares	30,265	30,420	30,695	30,937	31,254

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54008

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$176,747	$151,754	$164,693	$137,026	$186,407
Securities held-to-maturity:
Mortgage-backed securities	7,870	7,875	7,880	7,885	7,890
Other securities	65,653	65,836	66,032	66,230	66,327
Securities available for sale:
Mortgage-backed securities	380,110	384,283	468,366	510,934	553,828
Other securities	431,818	351,074	351,495	346,720	286,041
Loans	6,904,176	6,934,769	6,956,674	6,760,393	6,607,264
Allowance for credit losses	(38,729)	(40,442)	(41,268)	(39,424)	(37,433)
Net loans	6,865,447	6,894,327	6,915,406	6,720,969	6,569,831
Interest and dividends receivable	46,836	45,048	42,571	38,811	37,308
Bank premises and equipment, net	21,567	21,750	22,376	22,285	22,752
Federal Home Loan Bank of New York stock	38,779	45,842	62,489	50,017	33,891
Bank owned life insurance	214,240	213,131	212,353	211,220	211,867
Goodwill	17,636	17,636	17,636	17,636	17,636
Core deposit intangibles	1,891	2,017	2,147	2,282	2,420
Right of use asset	42,268	43,289	44,885	46,687	48,475
Other assets	168,259	179,084	179,090	160,885	125,160
Total assets	$8,479,121	$8,422,946	$8,557,419	$8,339,587	$8,169,833

LIABILITIES
Total deposits	$6,734,090	$6,485,342	$6,125,305	$6,407,577	$6,452,895
Borrowed funds	887,509	1,052,973	1,572,830	1,089,621	877,122
Operating lease liability	45,353	46,125	48,330	50,346	52,292
Other liabilities	138,710	161,349	140,235	121,231	111,711
Total liabilities	7,805,662	7,745,789	7,886,700	7,668,775	7,494,020

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	—	—	—	—	—
Common stock ($0.01 par value; 100,000,000 shares authorized)	341	341	341	341	341
Additional paid-in capital	262,876	264,332	263,755	262,860	261,837
Treasury stock	(97,760)	(98,535)	(90,977)	(88,342)	(79,834)
Retained earnings	545,786	547,507	543,894	527,217	508,973
Accumulated other comprehensive loss, net of taxes	(37,784)	(36,488)	(46,294)	(31,264)	(15,504)
Total stockholders' equity	673,459	677,157	670,719	670,812	675,813

Total liabilities and stockholders' equity	$8,479,121	$8,422,946	$8,557,419	$8,339,587	$8,169,833

(In thousands)
Issued shares	34,088	34,088	34,088	34,088	34,088
Outstanding shares	29,488	29,476	29,851	29,980	30,367
Treasury shares	4,600	4,612	4,237	4,108	3,721

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-54009

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

AVERAGE BALANCE SHEETS

(Unaudited)

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2023	2022	2022	2022	2022
Interest-earning Assets:
Mortgage loans, net	$5,333,274	$5,338,612	$5,340,694	$5,178,029	$5,152,070
Other loans, net	1,537,918	1,542,633	1,520,769	1,462,302	1,426,610
Total loans, net	6,871,192	6,881,245	6,861,463	6,640,331	6,578,680
Taxable securities:
Mortgage-backed securities	457,911	549,204	568,854	594,923	580,670
Other securities	411,723	371,897	362,629	333,158	226,744
Total taxable securities	869,634	921,101	931,483	928,081	807,414
Tax-exempt securities:
Other securities	66,828	67,022	67,211	67,315	57,611
Total tax-exempt securities	66,828	67,022	67,211	67,315	57,611
Interest-earning deposits and federal funds sold	189,023	176,323	118,913	104,956	126,668
Total interest-earning assets	7,996,677	8,045,691	7,979,070	7,740,683	7,570,373
Other assets	471,634	472,328	463,587	471,080	479,097
Total assets	$8,468,311	$8,518,019	$8,442,657	$8,211,763	$8,049,470

Interest-bearing Liabilities:
Deposits:
Savings accounts	$134,945	$146,598	$154,545	$156,785	$156,592
NOW accounts	1,970,555	1,972,134	1,808,608	2,089,851	2,036,914
Money market accounts	2,058,523	2,146,649	2,136,829	2,231,743	2,253,630
Certificate of deposit accounts	1,679,517	1,350,683	1,057,733	820,476	889,847
Total due to depositors	5,843,540	5,616,064	5,157,715	5,298,855	5,336,983
Mortgagors' escrow accounts	70,483	82,483	68,602	97,496	71,509
Total interest-bearing deposits	5,914,023	5,698,547	5,226,317	5,396,351	5,408,492
Borrowings	789,535	963,662	1,326,770	941,023	812,018
Total interest-bearing liabilities	6,703,558	6,662,209	6,553,087	6,337,374	6,220,510
Noninterest-bearing demand deposits	896,462	979,836	1,050,296	1,044,553	1,001,571
Other liabilities	185,220	199,809	164,992	162,380	154,377
Total liabilities	7,785,240	7,841,854	7,768,375	7,544,307	7,376,458
Equity	683,071	676,165	674,282	667,456	673,012
Total liabilities and equity	$8,468,311	$8,518,019	$8,442,657	$8,211,763	$8,049,470

Net interest-earning assets	$1,293,119	$1,383,482	$1,425,983	$1,403,309	$1,349,863

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540010

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST INCOME AND NET INTEREST MARGIN

(Unaudited)

	For the three months ended
	March 31,		December 31,		September 30,		June 30,		March 31,
(Dollars in thousands)	2023		2022		2022		2022		2022
Interest Income:
Mortgage loans, net	$62,054		$60,946		$58,374		$54,775		$53,970
Other loans, net	20,835		20,087		17,172		14,417		13,546
Total loans, net	82,889		81,033		75,546		69,192		67,516
Taxable securities:
Mortgage-backed securities	2,281		2,425		2,466		2,356		2,167
Other securities	4,611		3,723		2,839		2,090		1,119
Total taxable securities	6,892		6,148		5,305		4,446		3,286
Tax-exempt securities:
Other securities	477		489		492		625		591
Total tax-exempt securities	477		489		492		625		591
Interest-earning deposits and federal funds sold	1,959		1,702		506		159		51
Total interest-earning assets	92,217		89,372		81,849		74,422		71,444
Interest Expense:
Deposits:
Savings accounts	$126		$59		$53		$50		$49
NOW accounts	13,785		9,515		3,640		1,405		793
Money market accounts	14,102		10,532		5,280		1,952		1,275
Certificate of deposit accounts	11,007		7,037		2,948		1,273		1,289
Total due to depositors	39,020		27,143		11,921		4,680		3,406
Mortgagors' escrow accounts	36		83		44		6		2
Total interest-bearing deposits	39,056		27,226		11,965		4,686		3,408
Borrowings	7,799		7,843		8,574		4,875		4,433
Total interest-bearing liabilities	46,855		35,069		20,539		9,561		7,841
Net interest income- tax equivalent	$45,362		$54,303		$61,310		$64,861		$63,603
Included in net interest income above:
Prepayment penalties received on loans and securities and net of reversals and recovered interest from nonaccrual loans	$680		$1,080		$1,368		$2,281		$1,716
Net gains/(losses) from fair value adjustments on qualifying hedges included in interest income	100		936		28		(60)		(129)
Purchase accounting adjustments	306		342		775		367		1,058
Interest-earning Assets Yields:
Mortgage loans, net	4.65%		4.57%		4.37%		4.23%		4.19%
Other loans, net	5.42		5.21		4.52		3.94		3.80
Total loans, net	4.83		4.71		4.40		4.17		4.11
Taxable securities:
Mortgage-backed securities	1.99		1.77		1.73		1.58		1.49
Other securities	4.48		4.00		3.13		2.51		1.97
Total taxable securities	3.17		2.67		2.28		1.92		1.63
Tax-exempt securities: (1)
Other securities	2.86		2.92		2.93		3.71		4.10
Total tax-exempt securities	2.86		2.92		2.93		3.71		4.10
Interest-earning deposits and federal funds sold	4.15		3.86		1.70		0.61		0.16
Total interest-earning assets (1)	4.61%		4.44%		4.10%		3.85%		3.77%
Interest-bearing Liabilities Yields:
Deposits:
Savings accounts	0.37%		0.16%		0.14%		0.13%		0.13%
NOW accounts	2.80		1.93		0.81		0.27		0.16
Money market accounts	2.74		1.96		0.99		0.35		0.23
Certificate of deposit accounts	2.62		2.08		1.11		0.62		0.58
Total due to depositors	2.67		1.93		0.92		0.35		0.26
Mortgagors’ escrow accounts	0.20		0.40		0.26		0.02		0.01
Total interest-bearing deposits	2.64		1.91		0.92		0.35		0.25
Borrowings	3.95		3.26		2.58		2.07		2.18
Total interest-bearing liabilities	2.80%		2.11%		1.25%		0.60%		0.50%

Net interest rate spread (tax equivalent) (1)	1.81%		2.33%		2.85%		3.25%		3.27%
Net interest margin (tax equivalent) (1)	2.27%		2.70%		3.07%		3.35%		3.36%
Ratio of interest-earning assets to interest-bearing liabilities	1.19	X	1.21	X	1.22	X	1.22	X	1.22	X

(1) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540011

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

DEPOSIT and LOAN COMPOSITION

(Unaudited)

Deposit Composition

						1Q23 vs.	1Q23 vs.
	March 31,	December 31,	September 30,	June 30,	March 31,	4Q22	1Q22
(Dollars in thousands)	2023	2022	2022	2022	2022	% Change	% Change
Noninterest bearing	$872,254	$921,238	$992,378	$1,081,208	$1,041,027	(5.3)%	(16.2)%
Interest bearing:
Certificate of deposit accounts	1,880,260	1,526,338	1,036,107	906,943	886,317	23.2	112.1
Savings accounts	128,245	143,641	150,552	154,670	158,542	(10.7)	(19.1)
Money market accounts	1,855,781	2,099,776	2,113,256	2,229,993	2,362,390	(11.6)	(21.4)
NOW accounts	1,918,977	1,746,190	1,762,468	1,977,186	1,925,124	9.9	(0.3)
Total interest-bearing deposits	5,783,263	5,515,945	5,062,383	5,268,792	5,332,373	4.8	8.5
Total due to depositors	6,655,517	6,437,183	6,054,761	6,350,000	6,373,400	3.4	4.4
Mortgagors' escrow deposits	78,573	48,159	70,544	57,577	79,495	63.2	(1.2)
Total deposits	$6,734,090	$6,485,342	$6,125,305	$6,407,577	$6,452,895	3.8%	4.4%

Loan Composition

						1Q23 vs.	1Q23 vs.
	March 31,	December 31,	September 30,	June 30,	March 31,	4Q22	1Q22
(Dollars in thousands)	2023	2022	2022	2022	2022	% Change	% Change
Multifamily residential	$2,601,174	$2,601,384	$2,608,192	$2,531,858	$2,500,570	—%	4.0%
Commercial real estate	1,904,293	1,913,040	1,914,326	1,864,507	1,764,927	(0.5)	7.9
One-to-four family ― mixed-use property	549,207	554,314	560,885	561,100	563,679	(0.9)	(2.6)
One-to-four family ― residential	232,302	235,067	233,469	242,729	248,226	(1.2)	(6.4)
Co-operative apartments	6,115	6,179	7,015	8,130	8,248	(1.0)	(25.9)
Construction	60,486	70,951	63,651	72,148	68,488	(14.7)	(11.7)
Mortgage Loans	5,353,577	5,380,935	5,387,538	5,280,472	5,154,138	(0.5)	3.9

Small Business Administration (1)	22,860	23,275	27,712	40,572	59,331	(1.8)	(61.5)
Commercial business and other	1,518,756	1,521,548	1,532,497	1,431,417	1,387,155	(0.2)	9.5
Nonmortgage loans	1,541,616	1,544,823	1,560,209	1,471,989	1,446,486	(0.2)	6.6

Net unamortized premiums and unearned loan fees (2)	8,983	9,011	8,927	7,932	6,640	(0.3)	35.3
Allowance for credit losses	(38,729)	(40,442)	(41,268)	(39,424)	(37,433)	(4.2)	3.5
Net loans	$6,865,447	$6,894,327	$6,915,406	$6,720,969	$6,569,831	(0.4)%	4.5%

(1) Includes $4.8 million, $5.2 million, $9.6 million, $22.2 million, and $43.2 million of PPP loans at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, respectively.

(2) Includes $5.1 million, $5.4 million, $5.8 million, $6.6 million, and $6.9 million of purchase accounting unamortized discount resulting from the acquisition of Empire Bancorp at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, respectively.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540012

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

LOAN CLOSINGS and RATES

(Unaudited)

Loan Closings

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2023	2022	2022	2022	2022
Multifamily residential	$42,164	$65,347	$173,980	$136,902	$98,180
Commercial real estate	15,570	20,750	77,777	164,826	45,102
One-to-four family – mixed-use property	4,938	4,489	12,383	12,228	8,498
One-to-four family – residential	4,296	7,485	4,102	4,211	9,237
Co-operative apartments	—	—	—	—	24
Construction	10,592	7,301	7,170	8,319	8,802
Mortgage Loans	77,560	105,372	275,412	326,486	169,843

Small Business Administration	318	665	46	2,750	—
Commercial business and other	95,668	119,191	188,202	174,551	159,476
Nonmortgage Loans	95,986	119,856	188,248	177,301	159,476

Total Closings	$173,546	$225,228	$463,660	$503,787	$329,319

Weighted Average Rate on Loan Closings

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Loan type	2023	2022	2022	2022	2022
Mortgage loans	6.30%	5.59%	4.37%	3.76%	3.61%
Nonmortgage loans	7.58	6.57	4.93	4.21	3.27
Total loans	7.01%	6.10%	4.60%	3.92%	3.44%

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540013

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

ASSET QUALITY

(Unaudited)

Allowance for Credit Losses

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022	2022	2022
Allowance for credit losses - loans
Beginning balances	$40,442	$41,268	$39,424	$37,433	$37,135

Net loan charge-off (recoveries):
Multifamily residential	(1)	132	—	(1)	—
One-to-four family – residential	(36)	17	2	(2)	(2)
Small Business Administration	(6)	(9)	(12)	13	1,015
Taxi medallion	—	—	—	(435)	(12)
Commercial business and other	9,277	671	300	(76)	(66)
Total	9,234	811	290	(501)	935

Provision (benefit) for loan losses	7,521	(15)	2,134	1,490	1,233

Ending balance	$38,729	$40,442	$41,268	$39,424	$37,433

Gross charge-offs	$9,298	$1,938	$324	$50	$1,036
Gross recoveries	64	1,127	34	551	101

Allowance for credit losses - loans to gross loans	0.56%	0.58%	0.59%	0.58%	0.57%
Net loan charge-offs (recoveries) to average loans	0.54	0.05	0.02	(0.03)	0.06

Nonperforming Assets

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022	2022	2022
Loans 90 Days Or More Past Due and Still Accruing:
Commercial real estate	$—	$—	$2,000	$—	$—
Construction	—	2,600	—	—	—
Commercial business and other	—	—	—	100	—
Total	—	2,600	2,000	100	—

Nonaccrual Loans:
Multifamily residential	3,628	3,206	3,414	3,414	3,414
Commercial real estate	—	237	1,851	242	5
One-to-four family - mixed-use property(1)	790	790	790	790	790
One-to-four family - residential	4,961	4,425	4,655	5,055	7,387
Construction	—	—	—	856	—
Small Business Administration	937	937	937	937	937
Commercial business and other(1)	10,860	20,187	15,356	16,554	1,533
Total	21,176	29,782	27,003	27,848	14,066

Total Nonperforming Loans (NPLs)	21,176	32,382	29,003	27,948	14,066

Total Nonaccrual HTM Securities	20,981	20,981	20,981	20,981	—

Total Nonperforming Assets	$42,157	$53,363	$49,984	$48,929	$14,066

Nonperforming Assets to Total Assets	0.50%	0.63%	0.58%	0.59%	0.17%
Allowance for Credit Losses to NPLs	182.9%	124.9%	142.3%	141.1%	266.1%

(1) Adopted ASU No. 2022-02 Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures on January 1, 2023; Not included in the above analysis are nonaccrual performing TDR one-to-four family - mixed use property loans totaling $0.2 million in 4Q22 and in 3Q22 and $0.3 million in 2Q22 and 1Q22; nonaccrual performing TDR commercial business loans totaling less than $0.1 million in 4Q22, $2.9 million in 3Q22, and $2.8 million in 2Q22 and 1Q22.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540014

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

Non-cash Fair Value Adjustments to GAAP Earnings

The variance in GAAP and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option.

Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540015

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

(Unaudited)

	For the three months ended
(Dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share data)	2023	2022	2022	2022	2022

GAAP income before income taxes	$6,959	$12,819	$32,422	$34,971	$24,640

Net (gain) loss from fair value adjustments (Noninterest income (loss))	(2,619)	622	(5,626)	(2,533)	1,809
Net loss on sale of securities (Noninterest income (loss))	—	10,948	—	—	—
Life insurance proceeds (Noninterest income (loss))	—	(286)	—	(1,536)	—
Net gain on disposition of assets (Noninterest income (loss))	—	(104)	—	—	—
Net (gain) loss from fair value adjustments on qualifying hedges (Interest and fees on loans)	(100)	(936)	(28)	60	129
Net amortization of purchase accounting adjustments (Various)	(188)	(219)	(650)	(237)	(924)

Core income before taxes	4,052	22,844	26,118	30,725	25,654

Provision for core income taxes	1,049	5,445	7,165	9,207	6,685

Core net income	$3,003	$17,399	$18,953	$21,518	$18,969

GAAP diluted earnings per common share	$0.17	$0.34	$0.76	$0.81	$0.58
Net (gain) loss from fair value adjustments, net of tax	(0.06)	0.02	(0.13)	(0.06)	0.04
Net loss on sale of securities, net of tax	—	0.27	—	—	—
Life insurance proceeds	—	(0.01)	—	(0.05)	—
Net gain on disposition of assets, net of tax	—	—	—	—	—
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	—	(0.02)	—	—	—
Net amortization of purchase accounting adjustments, net of tax	(0.01)	(0.01)	(0.02)	(0.01)	(0.02)

Core diluted earnings per common share(1)	$0.10	$0.57	$0.62	$0.70	$0.61

Core net income, as calculated above	$3,003	$17,399	$18,953	$21,518	$18,969
Average assets	8,468,311	8,518,019	8,442,657	8,211,763	8,049,470
Average equity	683,071	676,165	674,282	667,456	673,012
Core return on average assets(2)	0.14%	0.82%	0.90%	1.05%	0.94%
Core return on average equity(2)	1.76%	10.29%	11.24%	12.90%	11.27%

(1) Core diluted earnings per common share may not foot due to rounding.

(2) Ratios are calculated on an annualized basis.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540016

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP REVENUE and PRE-PROVISION

PRE-TAX NET REVENUE

(Unaudited)

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022	2022	2022

GAAP Net interest income	$45,262	$54,201	$61,206	$64,730	$63,479
Net (gain) loss from fair value adjustments on qualifying hedges	(100)	(936)	(28)	60	129
Net amortization of purchase accounting adjustments	(306)	(342)	(775)	(367)	(1,058)
Core Net interest income	$44,856	$52,923	$60,403	$64,423	$62,550

GAAP Noninterest income (loss)	$6,908	$(7,652)	$8,995	$7,353	$1,313
Net (gain) loss from fair value adjustments	(2,619)	622	(5,626)	(2,533)	1,809
Net loss on sale of securities	—	10,948	—	—	—
Life insurance proceeds	—	(286)	—	(1,536)	—
Net gain on sale of assets	—	(104)	—	—	—
Core Noninterest income	$4,289	$3,528	$3,369	$3,284	$3,122

GAAP Noninterest expense	$37,703	$33,742	$35,634	$35,522	$38,794
Net amortization of purchase accounting adjustments	(118)	(123)	(125)	(130)	(134)
Core Noninterest expense	$37,585	$33,619	$35,509	$35,392	$38,660

Net interest income	$45,262	$54,201	$61,206	$64,730	$63,479
Noninterest income (loss)	6,908	(7,652)	8,995	7,353	1,313
Noninterest expense	(37,703)	(33,742)	(35,634)	(35,522)	(38,794)
Pre-provision pre-tax net revenue	$14,467	$12,807	$34,567	$36,561	$25,998

Core:
Net interest income	$44,856	$52,923	$60,403	$64,423	$62,550
Noninterest income	4,289	3,528	3,369	3,284	3,122
Noninterest expense	(37,585)	(33,619)	(35,509)	(35,392)	(38,660)
Pre-provision pre-tax net revenue	$11,560	$22,832	$28,263	$32,315	$27,012
Efficiency Ratio	76.5%	59.6%	55.7%	52.3%	58.9%

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540017

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN

to CORE NET INTEREST INCOME

(Unaudited)

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022	2022	2022
GAAP net interest income	$45,262	$54,201	$61,206	$64,730	$63,479
Net (gain) loss from fair value adjustments on qualifying hedges	(100)	(936)	(28)	60	129
Net amortization of purchase accounting adjustments	(306)	(342)	(775)	(367)	(1,058)
Tax equivalent adjustment	100	102	104	131	124
Core net interest income FTE	$44,956	$53,025	$60,507	$64,554	$62,674

Total average interest-earning assets (1)	$8,001,271	$8,050,601	$7,984,558	$7,746,640	$7,577,053
Core net interest margin FTE	2.25%	2.63%	3.03%	3.33%	3.31%

GAAP interest income on total loans, net	$82,889	$81,033	$75,546	$69,192	$67,516
Net (gain) loss from fair value adjustments on qualifying hedges - loans	(101)	(936)	(28)	60	129
Net amortization of purchase accounting adjustments	(316)	(372)	(783)	(357)	(1,117)
Core interest income on total loans, net	$82,472	$79,725	$74,735	$68,895	$66,528

Average total loans, net (1)	$6,876,495	$6,886,900	$6,867,758	$6,647,131	$6,586,253
Core yield on total loans	4.80%	4.63%	4.35%	4.15%	4.04%

(1) Excludes purchase accounting average balances for all periods presented.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540018

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CALCULATION OF TANGIBLE STOCKHOLDERS’

COMMON EQUITY to TANGIBLE ASSETS

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022	2022	2022
Total Equity	$673,459	$677,157	$670,719	$670,812	$675,813
Less:
Goodwill	(17,636)	(17,636)	(17,636)	(17,636)	(17,636)
Core deposit Intangibles	(1,891)	(2,017)	(2,147)	(2,282)	(2,420)
Intangible deferred tax liabilities	—	—	—	—	328
Tangible Stockholders' Common Equity	$653,932	$657,504	$650,936	$650,894	$656,085

Total Assets	$8,479,121	$8,422,946	$8,557,419	$8,339,587	$8,169,833
Less:
Goodwill	(17,636)	(17,636)	(17,636)	(17,636)	(17,636)
Core deposit Intangibles	(1,891)	(2,017)	(2,147)	(2,282)	(2,420)
Intangible deferred tax liabilities	—	—	—	—	328
Tangible Assets	$8,459,594	$8,403,293	$8,537,636	$8,319,669	$8,150,105

Tangible Stockholders' Common Equity to Tangible Assets	7.73%	7.82%	7.62%	7.82%	8.05%

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer, 718-961-540019